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                                                                    Exhibit 8(a)


                                VINSON & ELKINS
                               ATTORNEYS AT LAW

                            VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                              1001 FANNIN STREET

                           HOUSTON, TEXAS 77002-6760

                           TELEPHONE (713) 758-2222
                              FAX (713) 758-2346


                                January 26, 1996



      American General Corporation
      2929 Allen Parkway
      Houston, Texas  77019-2155

      Ladies and Gentlemen:

            We participated in the preparation of American General Corporation's Registration Statement on Form S-4 filed with the Securities and Exchange Commission with respect to the merger of Independent Insurance Group, Inc. with and into AGC Life Insurance Company, a wholly-owned subsidiary of American General Corporation (the "Registration Statement").

            We hereby confirm to you our opinions with respect to federal income tax matters set forth in the Registration Statement under the headings "THE PROPOSED MERGER -- Certain Federal Income Tax Consequences of the Merger" and "DESCRIPTION OF AMERICAN GENERAL CAPITAL STOCK -- Certain Federal Income Tax Aspects Relating to the Ownership and Disposition of American General Common Stock and American General 7% Convertible Preferred Stock."

            We hereby consent to the use of our name in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                /s/ VINSON & ELKINS L.L.P.

                                                VINSON & ELKINS L.L.P.